11 Q1 Fiscal Year 2018 Financial Results Conference Call August 1, 2017 Mark D. Morelli President & Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer

22 These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company’s customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. This presentation will discuss some non-GAAP financial measures, which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. We have provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation. Safe Harbor Statement

33 Making Progress – Building Momentum Operating system adding value  New cadence; driving discipline and accountability  Targeted focus; clarity of purpose with better prioritization  Managing opportunities and risks  Enhanced collaboration and teamwork Business model evolving to industrial technology  Acquisitions increased product set with embedded technology and differentiators  Core products provide engineering advantages and market leadership  R&D as an engine for growth

44 Q1 Highlights Sales rose 36.7% to $203.7 million; Organic growth 8%  U.S. up 14% organically: distributors stepping up inventory on strong demand  Latin America and APAC strength on improving economies Record gross profit margin of 34% Net income of $11.7 million, or $0.51 diluted eps STAHL adding value  Contributed $42.7 million in revenue and, excluding integration costs, provided $5.6 million of operating income, 13.1% operating margin  Achieved $0.8 million in synergies and expect to achieve $5 million synergy target in fiscal 2018 Cash from operations doubled to $14.4 million  Paid down $13.9 million in borrowings

55 $149.0 $151.9 $152.5 $183.7 $203.7 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Net Sales ($ in millions) Growth driven by organic volume and acquisition  STAHL up from trailing quarter; driven by oil & gas projects being released and extra month 8% organic growth  Strong volume in U.S.: +14% • Construction, utility, steel & entertainment  Non-U.S. sales down: • Double digit increases in LatAm and APAC • EMEA and Canada decline Q1 FY18 STAHL Acquisition $ 42.7 28.7% Volume 12.3 8.2% Pricing 0.6 0.4% Foreign currency translation (0.9) (0.6)% Y/Y + 36.7% Sales Bridge

66 $48.0 $49.7 $44.8 $50.3 $69.3 $8.9 $0.2 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 $59.2 $69.5 34.1%*29.4%*32.7%* 32.2%*32.2%* Gross Profit & Adjusted Gross Margin1 Non-GAAP AdjustmentsGross Profit * Adjusted gross profit as % of sales Quarter Gross Margin Bridge (1) Adjusted gross profit is a non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP gross profit to non-GAAP gross profit and other important disclosures regarding the use of non-GAAP financial measures. ($ in millions) Demonstrates leverage from higher volume STAHL adjusted gross margin of 37.6% Q1 FY18 gross margin of 33.2%, ex. STAHL Q1 FY18 Q1 FY2017 Gross Profit $ 48.0 STAHL acquisition 16.1 Sales volume and mix 4.0 Productivity, net of other cost changes 0.8 Pricing, net of material cost inflation 0.4 Product liability 0.4 Foreign currency translation (0.2) STAHL integration costs (0.2) Total Change $ 21.3 Q1 FY2018 Gross Profit $ 69.3

77 RSG&A $18.8 $19.0 $18.0 $21.5 $23.8 $2.5 $2.5 $2.5 $2.8 $2.9 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 $49.5 $37.7 $35.3$35.1 $45.6 (1) $13.8 $13.8 $18.9 $17.2 $25.2 Incremental $8.5 million RSG&A with STAHL $1.0 million in integration costs $0.2 legal costs for insurance recovery  Received $1.7 million net from insurance in July R&D expense: 1.4% of sales FY 2018 quarterly RSG&A run-rate:  Increased quarterly run rate to approximately $46 million  Higher incentive compensation with strong performance  Excludes STAHL integration costs of ~$6 million ($ in millions) Selling G&A R & D (1) Excludes impairment of intangible asset (STB) in FY2017 Q4

88 $11.2 $12.6 $5.3 $20.0 $0.2 $3.1 $20.1 $1.4 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 $0.2 $5.3 ($3.2) Operating Income & Non-GAAP Margin(1) Non-GAAP AdjustmentsIncome from Operations * Non-GAAP operating income as % of sales. (1) Adjusted operating income is a non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP operating income to non-GAAP operating income and other important disclosures regarding the use of non-GAAP financial measures. ($ in millions) 8.3%* Highest operating margin in 2 years STAHL provides higher margins: (excluding integrations costs)  $5.6 million incremental operating income  13.1% operating margin STAHL amortization estimated to be $8.0 million per year at current FX rates 10.5%*5.5%*7.7%* 9.2%* $11.4 $12.6 $8.5 $16.9 $21.4

99 ($ in millions) $0.32 $0.33 $0.02 ($0.22) $0.51 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 $0.37 $0.40 $0.25 $0.45 $0.55 Q1 FY17 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Quarterly Earnings Per Share GAAP Diluted EPS Non-GAAP Adjusted EPS(1) (1) Adjusted net income and diluted earnings per share (EPS) are non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP net income and diluted EPS to non-GAAP adjusted net income and diluted EPS and other important disclosures regarding the use of non-GAAP financial measures. (2) Tax rate guidance provided August 1, 2017 Net income: $11.7 million  Organic volume and acquisition drove bottom-line expansion Non-GAAP adjusted net income: $12.6 million(1) , or $0.55 per diluted share  Included $0.05 accretion from STAHL Effective tax rate: 21.0% Expected FY18 tax rate: 20% to 24%(2)

1010 22.4% 21.2% 19.9% 18.6% 19.0% 6/30/16 9/30/16 12/31/16 3/31/17 6/30/17 Working Capital 3.4x 3.5x 3.9x 4.1x 4.0x 6/30/16 9/30/16 12/31/16 3/31/17 6/30/2017 Working Capital as a Percent of Sales Inventory Turns (1) Excludes the impact of Magnetek, which was acquired on September 2, 2015 (2) Excludes the impact of STAHL which was acquired on January 31, 2017 (1) Working capital decreased 340 bps from the prior year period to 19.0%(1)(2) (2) (2) Inventory turns increased to 4.0x  Expect to improve from this level for full year Improvements drive cash flow for debt repayment (2) (1) (2)

1111 Strong operating cash flow doubled over prior year Managing CapEx: working to improve return on invested capital FY 2018 expected CapEx: ~$20 million(1) Cash Flow Note: Components may not add to totals due to rounding Three Months Ended June 30, 2017 2016 Net cash provided by operating activities $ 14.4 $ 7.2 Capital expenditures (CapEx) (1.9) (4.3) Operating free cash flow $ 12.5 $ 2.9 (1) Capital expenditure guidance provided August 1, 2017

1212 Capitalization June 30, 2017 March 31, 2017 Cash and cash equivalents $ 64.6 $ 77.6 Total debt 408.0 421.3 Total net debt 343.4 343.7 Shareholders’ equity 364.0 341.4 Total capitalization $ 772.0 $ 762.7 Debt/total capitalization 52.9% 55.2% Net debt/net total capitalization 48.5% 50.2% De-levering Balance Sheet Expected rate of debt reduction  Approximately $50 million in FY18  Targeting 3x Net Debt/EBITDA by end of FY18  Additional $50 million to $55 million in FY19 Covenant-lite  No leverage maintenance covenant as long as Revolver is undrawn

1313 FY 2018 Outlook Orders and backlog Strong order growth: 14.3% organic year/year Sequential order growth more moderate at 4.5%  Down in U.S., improved in EMEA Backlog increased 12.2% to $173.3 million  STAHL backlog up on seasonal customer order and pent up Middle East Oil & Gas demand Outlook Solid Fiscal 2018 Similar revenue in Q2 FY2018 Operating income to be impacted by sales mix in quarter

1414 Near-term Priorities Integrate STAHL  On target for $5 million of synergies in FY2018  Restructuring U.S. operations – separate from Kone  Standardize on wire rope hoist design – more cost effective and broader range  Capitalize on growth opportunities Leverage Magnetek technology  Approximately 75% of powered hoists applicable  Validated value proposition with customers Strengthen the core  Focus on industrial products market: availability and simplification of product offering  Better bundling and kits Pay down debt  Expect at least $50 million reduction in FY2018  Expect 3X net debt/EBITDA at fiscal year end

1515 Supplemental Information

1616 Replay Number: 412-317-6671 passcode: 13665310 Telephone replay available through August 8, 2017 Webcast / PowerPoint / Replay available at www.cmworks.com/investors Transcript, when available, at www.cmworks.com/investors Conference Call Playback Info

Adjusted Gross Profit Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	Q1 FY18	FY 2016	FY 2017
Gross Profit	$48,047	$49,729	$44,821	$50,335	$69,308	$187,263	$192,932
Add back:							
Product liability costs for legal settlement	—	—	—	—	—	1,100	—
Building held for sale impairment charge	—	—	—	—	—	429	—
Acquisition inventory step-up expense	—	—	—	8,852	—	1,446	8,852
Acquisition amortization of backlog	—	—	—	—	—	581	—
STAHL integration costs	—	—	—	—	169		
Facility consolidation costs	—	—	—	—	—	346	—
Non-GAAP adjusted gross margin	$48,047	$49,729	$44,821	$59,187	$69,477	$191,165	$201,784
Sales	149,013	151,925	152,497	183,688	203,726	597,103	637,123
Adjusted gross margin	32.2%	32.7%	29.4%	32.2%	34.1%	32.0%	31.7%

Adjusted gross profit is defined as gross profit as reported, adjusted for unusual items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information such as adjusted gross profit is important for investors and other readers of the Company's financial statements, and assists in understanding the comparison of the current quarter's gross profit to the historical period's gross profit.

COLUMBUS McKINNON CORPORATION
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Adjusted Income from Operations Reconciliation

($ in thousands)	Quarter					Fiscal Year	
	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	Q1 FY18	FY 2016	FY 2017
Income (loss) from operations	$11,201	$12,619	$5,317	$(3,164)	$20,015	$40,570	$25,973
Add back:							
Acquisition inventory step-up expense and real estate transfer taxes	—	—	—	8,852	—	1,446	8,852
Acquisition deal, integration, and severance costs	—	—	3,140	5,675	1,171	8,046	8,815
CEO retirement pay and search costs	—	—	—	3,085	—	—	3,085
Insurance recovery legal costs	—	—	—	1,359	229	—	1,359
Impairment of intangible asset	—	—	—	1,125	—	—	1,125
Canadian pension lump sum settlements	247	—	—	—	—	—	247
Product liability costs for legal settlement	—	—	—	—	—	1,100	—
Building held for sale impairment charge	—	—	—	—	—	429	—
Facility consolidation costs	—	—	—	—	—	1,444	—
Magnetek acquisition amortization of backlog	—	—	—	—	—	581	—
Non-GAAP adjusted income from operations	$11,448	$12,619	$8,457	$16,932	$21,415	$53,616	$49,456
Sales	149,013	151,925	152,497	183,688	203,726	597,103	637,123
Adjusted operating margin	7.7%	8.3%	5.5%	9.2%	10.5%	9.0%	7.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations

COLUMBUS McKINNON CORPORATION
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Adjusted Diluted EPS Reconciliation

($ in thousands, except per share data)	Quarter					Fiscal Year	
	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	Q1 FY18	FY 2016	FY 2017
Net income (loss)	$6,401	$6,816	$505	$(4,738)	$11,656	$19,579	$8,984
Add back:							
Acquisition inventory step-up expense and real estate transfer taxes	—	—	—	8,852	—	1,446	8,852
Acquisition deal, integration, and severance costs	—	—	3,140	5,675	1,171	8,046	8,815
CEO retirement pay and search costs	—	—	—	3,085	—	—	3,085
Insurance recovery legal costs	—	—	—	1,359	229	—	1,359
Impairment of intangible asset	—	—	—	1,125	—	—	1,125
Loss on extinguishment of debt	—	—	—	1,303	—	—	1,303
(Gain) loss on foreign exchange option for acquisition	—	—	1,826	(236)	—	—	1,590
Canadian pension lump sum settlements	247	—	—	—	—	—	247
Product liability costs for legal settlement	—	—	—	—	—	1,100	—
Building held for sale impairment charge	—	—	—	—	—	429	—
Facility consolidation costs	—	—	—	—	—	1,444	—
Magnetek acquisition amortization of backlog	—	—	—	—	—	581	—
Debt refinancing costs	—	—	—	—	—	—	—
Normalize tax rate (1)	945	1,335	(415)	(6,490)	(458)	2,218	(4,626)
Non-GAAP adjusted net income	$7,593	$8,151	$5,056	$9,935	$12,598	$34,843	$30,734
Average diluted shares outstanding	20,266	20,368	20,490	22,201	23,028	20,315	20,888
Diluted income per share - GAAP	$0.32	$0.33	$0.02	$(0.22)	$0.51	$0.96	$0.43
Diluted income per share - Non-GAAP	$0.37	$0.40	$0.25	$0.45	$0.55	$1.72	$1.47

(1) Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS.

COLUMBUS McKINNON CORPORATION

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